Exhibit 5.1

601 Lexington Avenue New York, New York 10022

(212) 446-4800 www.kirkland.com	Facsimile: (212) 446-4900

May 4, 2012

Clearwire Corporation

1475 120th Avenue Northeast

Bellevue, Washington 98005

Ladies and Gentlemen:

We are acting as special counsel to Clearwire Corporation, a Delaware corporation (the “Company”), in connection with the sale through Cantor Fitzgerald & Co. as the sales agent from time to time by the Company of shares of Class A Common Stock, par value $0.0001 per share, of the Company (the “Securities”), having an aggregate offering price of up to $300,000,000, pursuant to (i) a Registration Statement on Form S-3 (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on December 5, 2011 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company, the base prospectus dated December 5, 2011 included in such Registration Statement (the “Base Prospectus”) and a related prospectus supplement, filed with the Commission on the date hereof pursuant to Rule 424(b) under the Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”); and (ii) that certain Sales Agreement dated as of May 4, 2012 (the “Sales Agreement”) by and between the Company and Cantor Fitzgerald & Co.

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company, (iii) the Registration Statement and the exhibits thereto, (iv) the Prospectus and (v) the Sales Agreement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the

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Clearwire Corporation

May 4, 2012

Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company.

We have also assumed that:

(i) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(ii) a prospectus supplement (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; and

(iv) the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement and the appropriate Prospectus Supplement;

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Securities to be issued and sold by the Company, when issued, sold and delivered against payment therefor in accordance with the due authorization of the Company, the Sales Agreement and applicable law and in the manner and for the consideration stated in the Registration Statement and the Prospectus Supplement, will be validly issued, fully paid and nonassessable.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed on the date hereof and incorporated by reference into the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Clearwire Corporation

May 4, 2012

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present federal securities laws of the United States, laws of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ Kirkland & Ellis LLP

Kirkland & Ellis LLP